UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 2, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously reported, Staples, Inc. (“Staples”) acquired Corporate Express N.V. (“Corporate Express”), a Dutch office products distributor with operations in North America, Europe and Australia, through a tender offer for all of its outstanding capital stock.   Staples previously filed on Form 8-K on July 2, 2008, as amended by Form 8-K/A filed September 3, 2008, historical and pro forma financial information with respect to Staples and Corporate Express, including an unaudited pro forma condensed combined statement of operations for the fiscal year ended February 2, 2008, and for the six months ended August 2, 2008.  Staples is filing this Form 8-K/A to update the pro forma financial information with respect to the acquisition of Corporate Express by providing a pro forma condensed combined statement of operations for the nine months ended November 1, 2008, illustrating the effects of the Corporate Express acquisition as if it had been consummated as of the beginning of the fiscal year.

In accordance with Rule 11-02(c)(1) of Regulation S-X of the Securities Exchange Act of 1934, as amended, a pro forma balance sheet has not been prepared to give effect to the acquisition of Corporate Express as of November 1, 2008, as it is reflected in the condensed combined balance sheet presented in Staples’ quarterly report on Form 10-Q for the nine months ended November 1, 2008, which was filed on December 2, 2008.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed combined statement of operations of Staples, giving effect to the acquisition of Corporate Express for the nine months ended November 1, 2008, is attached as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date December 1, 2008	By:	/s/ John J. Mahoney
Name: John J. Mahoney
Title: Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma Condensed Combined Statement of Operations relating to the acquisition of Corporate Express N.V.